Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC. ANNOUNCES PRICING OF COMMON STOCK OFFERING

THE WOODLANDS, Texas, June 16, 2016 /PRNewswire/ — TETRA Technologies, Inc. (NYSE:TTI) (the “Company” or “TETRA”) announced today that it priced its previously announced underwritten public offering of 10,000,000 shares of its common stock at $5.50 per share. The offering includes a 30-day option for the underwriters to purchase up to an additional 1,500,000 shares of common stock at the same per share price. The offering is expected to close on June 21, 2016, subject to customary conditions.

The Company expects to use the net proceeds from the offering to repay indebtedness outstanding under its senior secured notes and revolving credit facility and for general corporate purposes.

BofA Merrill Lynch and Wells Fargo Securities are acting as lead underwriters and joint book-running managers for the offering. This offering is being made pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”) on March 23, 2016, and a final prospectus supplement and accompanying base prospectus, copies of which may be obtained, when available, copies of which may be obtained from BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department or email dg.prospectus_requests@baml.com or from Wells Fargo Securities, LLC Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, or by calling (800) 326-5897 or cmclientsupport@wellsfargo.com.

You may also obtain these documents for free when they are available by visiting the SEC’s web site at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Company Overview and Forward Looking Statements

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services including well plugging and abandonment, decommissioning, and diving. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Contact TETRA Technologies, Inc. | The Woodlands, Texas Stuart M. Brightman, President and Chief Executive Officer Tel. 1-281-367-1983